Exhibit 24.2

NEW YORK POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints Ron Cohen her true and lawful attorney with full power to him to sign for her and in her name in the capacity indicated below, the Registration Statement on Form S-8 of Acorda Therapeutics, Inc. and any and all subsequent amendments to said registration statement, and generally to do all such things in her name and on her behalf in her capacity as director to enable Acorda Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming her signature as it may be signed by her said attorney to said registration statement and any and all amendments thereto.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that the person whose signature appears below has previously executed.  This power of attorney shall not be revoked by any subsequent power of attorney the person whose signature appears below may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney and all prior powers of attorney.

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.  When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.  Your agent can act on your behalf only after signing the Power of Attorney before a notary public.  You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.  You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.  Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.  The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.  If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

/s/ Sandra Panem, Ph.D.	January 4, 2010
Name: Sandra Panem, Ph.D.
Title: Director

ACKNOWLEDGMENT OF PRINCIPAL SIGNATURE

State of New York	)
	)	ss.:
County of New York	)

On the 4th day of January in the year 2010 before me, the undersigned, a Notary Public in and for such State, personally appeared Sandra Panem, Ph.D., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

NOTARY PUBLIC OF THE STATE OF NEW YORK

/s/ Marie DiMichele	Westchester
Printed Name	County in which Originally Qualified

/s/ Marie DiMichele	July 6, 2010
Signature	Date Commission Expires

03-4998692
Registration No.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).  You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

AGENT’S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:

It is not required that the principal and the agent sign at the same time.  I, Ron Cohen, have read the foregoing POWER OF ATTORNEY.  I am the person identified therein as agent for the principal named therein.  I acknowledge my legal responsibilities.

/s/ Ron Cohen, M.D.
Agent
Name: Ron Cohen, M.D.

ACKNOWLEDGMENT OF AGENT SIGNATURE:

State of New York	)
	)	ss.:
County of Westchester	)

On the 29th day of January in the year 2010 before me the undersigned, a Notary Public in and for such State, personally appeared Ron Cohen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Signature and office of person taking acknowledgment.)

NOTARY PUBLIC OF THE STATE OF NEW YORK

Christine Galis	Westchester
Printed Name	County in which Originally Qualified

/s/ Christine Galis	May 15, 2011
Signature	Date Commission Expires

O1GA5073633
Registration No.